CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212376) of Bank of America Corporation of our report dated June 23, 2021 relating to the financial statements and supplemental schedule of The Bank of America 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 23, 2021

18